CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  July 2000

I.   Original Deal Parameters
     ------------------------
(a)  Pool Balance                                                    705,106,000
(b)  Initial Invested Amount                                         300,000,000
(c)  Original Investor Allocation Percentage                              71.90%
(d)  Certificate Rate                                                      6.00%
(e)  Servicing Fee per Annum                                               0.25%
(f)  Original Required Subordinated Amount                            49,676,362

II.  Allocation Percentages
     ----------------------
(a)  Series Allocation Percentage                                        100.00%
(b)  Investor Allocation Percentage                                       54.49%
(c)  Investor Ownership Percentage                                        33.81%

III. Receivables in the Trust
     ------------------------
(a)  Pool Balance at end of month                                    887,208,000
(b)  Interline Payables                                              163,064,000
(c)  Receivables 91+ days past invoice                                66,551,000
(d)  Ineligible Receivables                                                    0
(e)  Overconcentrated Amount                                                   0
(f)  Net Receivables Pool Balance [(a) - (b) - (c) - (d) - (e)]      657,593,000
(g)  Unallocated Collections                                                   0
(h)  Net Series Pool Balance [(f) * II.(a)]                          657,593,000
(i)  Series Allocation Percentage * Unallocated
     Collections [(g) * II.(a)]                                                0
(j)  Required Net Series Pool Balance [VI.(f) below]                 358,303,613

IV.  Monthly Activity
     ----------------
(a)  Pool Balance at beginning of month                              939,487,000
(b)  Total pool collections                                          599,567,000
(c)  Total new invoices sold to Trust                                561,796,000
(d)  Dilutions                                                        14,371,000
(e)  Charged-Off Receivables                                             137,000
(f)  Reassigned Receivables                                                    0
(g)  Ending Pool Balance [(a) -(b) + (c) - (d) - (e) - (f)]          887,208,000
(h)  Miscellaneous Payments                                                    0

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  July 2000

V.  Receivables Performance
    -----------------------
(a)  Monthly Payment Rate [IV.(b) / III.(f)]                              91.18%
(b)  Average Days Sales Outstanding [28 or 35 days / (a)]                   30.7
(c)  Delinquency Data
         0 - 30 Days from Invoice                                   729,985,000
         31 - 60 Days from Invoice                                   71,480,000
         61 - 90 Days from Invoice                                   19,192,000
         91 - 120 Days from Invoice                                  17,443,000
         121 - 150 Days from Invoice                                 10,394,000
         151 - 180 Days from Invoice                                  6,684,000
         181 - 210 Days from Invoice                                  2,778,000
         211 - 240 Days from Invoice                                  4,455,000
         241 + Days from Invoice                                     24,797,000
                                                              ------------------
         TOTAL                                                      887,208,000

VI.  Reserves
     --------
(a)  Subordination   Percentage   [IX.(k)  below]                         14.97%
(b)  Invested  Amount                                                300,000,000
(c)  Available  Subordinated Amount [((a) / (1 - (a))) * ((b) +
     (d) +  (e))+III (e)]                                             53,633,341
(d)  Yield Reserve                                                     4,500,000
(e)  Fee Reserve [2 * V.(b)/ 365 * VII.(j) * 12 ]                        170,272
(f)  Required Net Series Pool Balance                                358,303,613

VII. Collections
     -----------
(a)  Total Pool Collections [IV.(b) above]                           599,567,000
(b)  Miscellaneous Payments [IV.(h) above]                                     0
(c)  Series Excess Collections                                                 0
(d)  Series Allocable Collections [(a) * II.(a)]                     599,567,000
(e)  Investor Collections [(d) * II.(b)]                             326,686,906
(f)  Investor Miscellaneous Payments [(b) * II.(a) * II.(b)]                   0
(g)  Available Investor Collections [(c) + (e) + (f)]                326,686,906
(h)  Monthly Interest                                                  1,500,000
(i)  Interest Shortfall                                                        0
(j)  Monthly Servicing Fee [I.(e) / 12 * IV.(g) * VI.(b) /
     (III.(f) * II.(a))]                                                  84,323
(k)  Monthly Principal [0 if Revolving Period, otherwise VIII.
     (b) below]                                                                0

VIII.Monthly Investor Principal
     --------------------------
(a)  Monthly Principal [VII.(g) - VII.(h) - VII.(i) - VII.(j)]       325,102,583
(b)  Available Principal Collections (a)                             325,102,583
(c)  Controlled Deposit Amount                                                 0
(d)  Monthly Investor Principal [lesser of (b) and (c)]                        0
(e)  Deficit Controlled Accumulation Amount [(c) - (d), if positive]           0

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1998-1

Due Period:  July 2000

IX.  Subordination Percentage
     ------------------------
(a)  Subordination Percentage Floor                                       13.00%
(b)  Average Dilution Ratio (last 12 months)                               2.13%
(c)  Highest Dilution Ratio (last 12 months)                               2.91%
(d)  Dilution Horizon Ratio (assuming 1 month horizon)                   115.73%
(e)  Dilution Percentage [(d) * {2.5 * (b) + ((c) - (b)) * ((c)
     / (b))}]                                                              7.40%
(f)  Highest 3-month Average Delinquency Ratio (last 12 months)            0.70%
(g)  Default Horizon Ratio                                               426.57%
(h)  Loss Percentage [2.5 * (f) * (g)]                                     7.45%
(i)  Dilution Percentage + Loss Percentage                                14.84%
(j)  12.5% + (b) * (d)                                                    14.97%
(k)  Subordination Percentage [greatest of (a), (i) and (j)]              14.97%

X.   Investor Charge-Offs
     --------------------
(a)  Investor Allocable Charged-Off Amount [IV.(e) * II.(c)]              46,325
(b)  Investor Recoveries                                                       0
(c)  Loss Reserve                                                     53,633,341
(d)  Investor Charge-off [(a) - (b) - (c), if positive]                        0
(e)  Cumulative Investor Charge-offs [including (d) above]                     0

XI.  Invested Amount
     ---------------
(a)  Beginning Invested Amount                                       300,000,000
(b)  Cumulative Investor Charge-offs [X.(e) above]                             0
(c)  Amount on deposit in Principal Funding Account                            0
(d)  Distributions of Principal                                                0
(e)  Ending Invested Amount                                          300,000,000

XII. Amortization Events
     -------------------
(a)  Breach of material  covenant or agreement  uncured for 30 days           No
(b)  Breach of  Representation  or Warranty  not  corrected  for 30 days      No
(c)  Bankruptcy, insolvency  or  receivership  of  Seller  or  CSXT           No
(d)  Trust  is  deemed  an "Investment Company"                               No
(e)  CSXT fails to convey Receivables to Seller, Servicer fails to
     make deposit to Retained Collection Account                              No
(f)  Required Net Series Pool Balance Exceeds Net Series Pool Balance         No
(g)  Any Series 1998-1 Servicer Default                                       No
(h)  Termination Notice delivered to Servicer                                 No
(i)  Invested Amount not paid in full on Expected Final Payment Date          No
(j)  Average Monthly Payment Rate for last 3 months is less than 25%          No

                       CSXT TRADE RECEIVABLES MASTER TRUST
                       -----------------------------------

                 Certificateholders' Distribution Date Statement
                                  Series 1998-1
                       CSX Transportation, Inc. (Servicer)

        Pursuant to Section 5.02(a) of the Series 1998-1 Supplement dated as of June 17, 1998, as to Pooling and Servicing Agreement dated as of October 27, 1993, as amended and restated (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and The Chase Manhattan Bank (formerly known as Chemical Bank), Trustee (the "Trustee"), the Servicer is required to prepare and certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  August 25, 2000

Collection Period:  July 2000

POOL COLLECTIONS
----------------

Total Pool Collections                                            599,567,000.00

Total Collections Available                                       599,567,000.00


ALLOCATION PERCENTAGES
----------------------

Series 1998-1 Allocation Percentage                                      100.00%

Investor Ownership Percentage                                             33.81%

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total amount distributed allocable to Interest                      1,500,000.00

Total amount distributed allocable to Interest                              5.00
   (per $1,000 of Certificates)

Total amount distributed to allocable to Principal                          0.00

Total amount distributed allocable to Principal                             0.00
   (per $1,000 of Certificates)

SERIES 1998-1 INVESTED AMOUNTS
------------------------------

Unallocated Collections                                                     0.00

Amounts on deposit in the Principal Funding                                 0.00

Ending Invested Amounts                                           300,000,000.00


INVESTOR  INTEREST SHORTFALL AMOUNT
-----------------------------------

Total Investor Deficiency Amount                                            0.00


INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                              0.00
Beginning Investor Charge-Offs per $1,000                                   0.00

Additional Investor Charge-Offs                                             0.00
Additional Investor Charge-Offs per $1,000                                  0.00

Reimbursements:
Reinstatement of Investor Certificates                                      0.00
Reinstatement of Investor Certificates per $1,000                           0.00

Ending Investor Charge-Offs                                                 0.00
Ending Investor Charge-Offs per $1,000                                      0.00

POOL BALANCES
-------------

Outstanding Receivables Balance                                   887,208,000.00

Ending Net Receivables Pool Balance                               657,593,000.00

Ending Net Series Pool Balance                                    657,593,000.00